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                                                                     Exhibit 8.3



February 13, 2003

Moore Corporation Limited
6100 Vipond Drive
Mississauga, Ontario
L5T 2X1

Ladies and Gentlemen:

MOORE CORPORATION LIMITED
REGISTRATION STATEMENT ON FORM S-4

We have acted as Canadian counsel to Moore Corporation Limited, a Canadian corporation (the "Company"), in connection with (i) the proposed merger (the "Merger") of M-W Acquisition, Inc., a Delaware corporation, with and into Wallace Computer Services, Inc., a Delaware corporation ("Wallace"), followed by a merger of the surviving corporation of the Merger with and into another subsidiary of the Company (the "Subsequent Merger"), if Sullivan & Cromwell LLP deliver to the Company and Sidley Austin Brown & Wood delivers to Wallace an opinion to the effect that, among other things, the Merger and the Subsequent Merger, taken together, will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii) the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof.

We hereby confirm to you that the views set forth under the heading "Taxation-Certain Canadian Federal Income Tax Considerations" in the proxy statement-prospectus forming a part of the Registration Statement are our opinion, subject to the limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Taxation" in the proxy statement/prospectus therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, or that we are "experts" within the meaning of the Securities Act or the rules and regulations promulgated thereunder.

Yours very truly,



OSLER, HOSKIN & HARCOURT LLP